FILING FEE:       $50.00
                                            BY: MANOUKIAN, SCARPELLO & ALLING
                                                      303 EAST PROCTOR STREET
                                                        CARSON CITY, NV 89701



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
              -----------------------------------------------------

                                       OF
                                       --

                            NEVADA DATA SYSTEMS, INC.
                            -------------------------

         COME NOW, WILLIAM R. TOMERLIN, President, and KIRK JOHNSON, Secretary, of NEVADA DATA SYSTEMS, INC., and pursuant to NRS Chapter 78, certify as follows:

                  1. That the Board of Directors and Shareholders of NEVADA DATA SYSTEMS, INC., did duly meet at a special meeting on Tuesday, February 14, 1989, and at said meeting did unanimously approve an amendment to the Articles of Incorporation;

                  2. The amendment to the Articles of Incorporation for NEVADA DATA SYSTEMS, INC., that were filed with the Nevada Secretary of State's Office on the 28th day of October, 1987, is as follows:

                  "FIRST: That the name of said corporation is:
                                  NDS SOFTWARE

         DATED this 24th day of February, 1989.


                                                     /s/ William R. Tomerlin
                                                     -------------------------
                                                     WILLIAM R. TOMERLIN
                                                     NEVADA DATA SYSTEMS, INC.


                                                     /s/ Kirk Johnson
                                                     -------------------------
                                                     KIRK JOHNSON, SECRETARY
                                                     NEVADA DATA SYSTEMS, INC.

         STATE OF NEVADA     )
                             :  ss.
         County of Douglas   )

                  On this 24th day of February, 1989, before me, the undersigned Notary Public, personally appeared WILIAM R. TOMERLIN, President of NEVADA DATA SYSTEMS, INC., known to me to be the person described in and who executed the foregoing instrument and who acknowledged to me that he did so freely and voluntarily and for the uses and purposes therein mentioned.

                  WITNESS my hand and official seal.

                                            Louise M. Blurnt
                                            -------------------
                                            NOTARY PUBLIC




         STATE OF NEVADA   )
                           :   ss.
         COUNTY OF DOUGLAS )

                  On this 24th day of February, 1989, before me, the undersigned Notary Public, personally appeared KIRK JOHNSON, Secretary of NEVADA DATA SYSTEMS, INC., known to me to be the person described in and who executed the foregoing instrument and who acknowledged to me that he did so freely and voluntarily and for the uses and purpose therein mentioned.

         WITNESS my hand and official seal.

                                            Louise M. Blurnt
                                            --------------------
                                            NOTARY PUBLIC